CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated September 8, 2006, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-26229 and 811-08201) of AllianceBernstein Greater China '97 Fund, Inc.






                                                         ERNST & YOUNG LLP


New York, New York
October 26, 2006